EXHIBIT 10.20


These options and the underlying shares of common stock have not been registered under the securities act of 1933, as amended (the "act"), or the securities laws of any state, and are being offered in reliance upon exemptions from registration under the act and certain exemptions under state securities laws.



                     INCENTIVE STOCK OPTION AGREEMENT UNDER
                           THE 2001 STOCK OPTION PLAN
                                       OF
                             REALITY NETWORKS, INC.



                                                              ____________, 2001

TO:      ________________________

         We are pleased to inform you that you have been selected by the Board of Directors of Reality Networks, Inc. (the "Company") to receive an option to purchase the number of shares of the Company's common stock (the "Common Stock") set forth below. This option is granted pursuant to the Company's 2001 Stock Option Plan (the "Plan"), a copy of which is attached hereto and the terms of which are incorporated by this reference, and is subject to the Right of First Refusal Agreement (the "RFR Agreement"), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated herein by this reference. All terms defined in the Plan and used herein have the meaning provided in the Plan.

         For a detailed explanation of the option you have been granted, you are referred to the Plan and RFR Agreement. The terms of your option, in addition to those terms set forth in the Plan and RFR Agreement, are as follows:

         1. Number of Shares. You may purchase up to ______________ shares of the Company's Common Stock pursuant to this option.

         2. Exercise Price. $_______ per share.

         3. Date Option Granted. _____________, 2001.

         4. Term of This Option. Unless sooner terminated, this option must be exercised on or before ten years from date of grant; provided, however, that this option must be exercised on or before five years from the date of grant for individuals who at the date of grant own shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. This option is exercisable in accordance with its terms until it is terminated or expires.

         5. Base Date. ____________, 2001.


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         6. Vesting. The option shall vest and be exercisable according to the following schedule:

         Months of Continuous
         Employment, from                           Portion of Total Option
         Base Date                                    That is Exercisable
         ---------                                    -------------------

         Less than 6 Months                                   None
         6 Months or More                                1/36 per month

         7. Termination of Option. A number of events, such as your retirement, death, or termination of employment, can cause the termination of the option. The provisions of the Plan concerning termination of the option are set forth in detail in Section 5.5 of the Plan.

         8. Right of First Refusal Agreement. By accepting this option, you agree to sign a Right of First Refusal Agreement, substantially as attached hereto, covering all shares acquired by any exercise of this option. The Right of First Refusal Agreement grants the Company a right of first refusal on any sales or other transfer by you of such shares.

         9. Option Not Transferable. This option cannot be transferred except by will or the applicable laws of descent and distribution.

         10. Investment Purchase; Restrictions. Shares purchase through exercise of this option must be acquired solely for investment. This and other restrictions related to federal and state securities laws are described in
Section 7 of the Plan. A number of the conditions to the Company's obligation to permit exercise of this option are set forth in Section 7 of the Plan.

         11. Incentive Stock Option. This option is intended to be an "Incentive Stock Option," as that term is defined in Section 422 of the Internal Revenue Code, as amended. The time at which you exercise this option or dispose of any shares thus acquired may affect significantly your resultant tax burden. You are counseled to seek tax advice in this regard.

         Please sign the attached letter indicating whether you choose to accept or decline this option upon the terms set forth in the Plan and above, and return the signed letter to the Company.

                                                     Very truly yours,

                                                     REALITY NETWORKS, INC.


                                                     By: _______________________
                                                         Rick Ramirez, Secretary

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                   ELECTION TO ACCEPT OR DECLINE STOCK OPTION

         I __________ ACCEPT __________ DECLINE the stock option granted to me pursuant to the 2001 Stock Option Plan of Reality Networks, Inc., (the "Plan") as set forth in the foregoing letter agreement to me, and I hereby agree to the terms and conditions of the Plan and the Right of First Refusal Agreement, copies of which are attached hereto and made a part hereof. If I accept the grant of the option, I acknowledge that I have received and understood, and agree to, the terms of that letter agreement, the Plan and the Right of First Refusal Agreement.

         DATED: _____________, 2001


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                                                 (Signature)

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                                                 (Printed Name)












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